Contact:
Sara Buda
Lionbridge Technologies, Inc.
(781) 434-6190
sara.buda@lionbridge.com

LIONBRIDGE REPORTS RECORD FIRST QUARTER REVENUE OF $99.1 MILLION; DELIVERS GAAP EPS OF ($0.02)

Quarterly Revenue Growth and Strong Outlook for Q2 Indicates Increasing Client Demand for
Globalization Outsourcing Services

WALTHAM, Mass. – May 08, 2006 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the quarter ended March 31, 2006. Financial and business highlights for the quarter include:

•	Revenue of $99.1 million, an increase of $60.3 million from revenue for the quarter ended March 31, 2005. Revenue in the standalone Lionbridge operations for the first quarter was $40.2 million. Total first quarter revenue excludes $4.6 million of revenue for certain customers that will be accounted for on a completed contract basis and recognized during 2006.

•	Gross margin of 34.6%, an increase of 170 bps from Q1 of the prior year. The gross margin in the standalone Lionbridge operation, which excludes former BGS operations, was 36.9% for the quarter, demonstrating the benefit of the Company’s new language management technology, which has been deployed within the Lionbridge operations. Lionbridge gross margin excludes depreciation and amortization.

•	GAAP net loss of $1.0 million, or ($0.02) per share based on 58.8 million weighted average common shares outstanding. GAAP net loss includes $767,000 of restructuring and integration costs related to the Company’s acquisition of BGS. GAAP net loss also includes $748,000 of stock-based compensation expense related to the adoption of FAS 123 R.

•	Record non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter of $5.9 million. EBITDA includes restructuring and integration expenses of $767,000 and includes $748,000 of stock-based compensation expense related to the adoption of FAS 123 R. This EBITDA presentation differs from the adjusted EBITDA presentation in prior press releases by including the expenses noted above. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached table for discussion of EBITDA measure, and reconciliations of this measure, to the comparable GAAP measure).

•	During the quarter, the Company secured a three year, master services agreement with Microsoft. It also renewed several other large US and international customer contracts. Under these agreements, Lionbridge management estimates that the contract renewals should continue to generate strong revenue for the Company over the term of the agreements, based on Lionbridge’s continued excellence in value and delivery.

•	In April, Lionbridge announced Freeway 2.0™, a new, web-based language management platform for clients and translators. As the cornerstone of Lionbridge’s managed, software-as-a-service (SaaS) model, Freeway 2.0 combines Logoport®, the Company’s internet-architected translation memory technology with an advanced collaboration portal and workflow technology. This enables Lionbridge to automate many of the traditional localization tasks and enables clients to seamlessly connect their multilingual content systems and processes with Lionbridge to more efficiently manage their global language assets.

“This quarter reflected our successful execution of key initiatives for the year – client stability, technology deployment and cost reduction. Our teams are aligned, our customers are growing and our technology-led services model is expanding,” said Rory Cowan, CEO, Lionbridge.
“We continue to reduce G&A costs sequentially quarter-on-quarter and year-on-year on a combined basis. As customer relationships, technology deployment and cost synergies begin to coalesce, we are building a strong second quarter and second half of 2006.”

The Company also provided an overview of its expectations for the second quarter. The Company expects revenue of $102.0 to $107.0 million and expects EBITDA to grow from the first quarter.

The Company will host a conference call today at 4:30 pm ET regarding the content of this release. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at http://www.lionbridge.com/webcast/may8/ . A replay will be available at this location for a week.

Non-GAAP Financial Measures
In this release, the Company’s EBITDA disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. EBITDA is presented because management believes it provides additional information with respect to both the performance of our fundamental business activities as well as the Company’s ability to meet future debt service and working capital requirements. Management believes the EBITDA information is useful to investors for these reasons. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA to net income on the last page of this press release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of globalization and offshoring services. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to globalization, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains more than 50 solution centers in 25 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance of Lionbridge in the second quarter and second half of 2006, increasing client demand for the Company’s products and expected revenues from customer contracts.  Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements.  Factors that might cause such a difference include the loss of a major client or customer; the termination of customer contracts prior to the end of their term; the size, timing and recognition of revenue from clients; Lionbridge’s ability to recognize revenue generated by the BGS business, as well as the ability to collect accounts receivables from the BGS business; Lionbridge’s ability to comply with Section 404 of the Sarbanes-Oxley Act with respect to BGS’ internal controls over financial reporting; Lionbridge’s ability to resolve taxation questions regarding the BGS business;  the Company’s dependence on clients’ product releases and production schedules to generate revenues; Lionbridge’s inability to successfully integrate Bowne Global Solutions and its employees into Lionbridge and achieve expected synergies; Lionbridge’s ability to accurately forecast the acquisition related restructuring costs and allocation of the purchase price, goodwill and other acquisition related intangibles and other asset adjustments, costs associated with and consequential to the acquisition; the timing and speed of customer and user acceptance of Freeway; customer delays or postponements of services using Freeway; the failure of Freeway to keep pace with technological changes or changing customer needs; Lionbridge’s ability to expand user adoption of Freeway; the impact of equity-based compensation expense associated with FAS 123R; the impact of foreign currency fluctuations on its operating results and profitability; the size, timing and recognition of revenue from major clients; customer delays or postponements of services; costs associated with restructuring of certain European operations; risks associated with management of growth; the failure to keep pace with the rapidly changing requirements of its clients; Lionbridge’s ability to attract and retain key personnel; Lionbridge being held liable for defects or errors in its service offerings; political, economic and business fluctuations; as well as risks of additional downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition; and Lionbridge’s ability to forecast revenue and operating results. For a more detailed description of the risk factors associated with Lionbridge, please refer to Lionbridge’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006.

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
Revenue ........................................	$99,123	$38,820

Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	64,828	26,039
Sales and marketing	8,026	3,865
General and administrative	18,486	7,975
Research and development	743	144
Depreciation and amortization............................................	1,492	659
Amortization of acquisition-related intangible assets	2,176	9
Merger, restructuring and other charges	767	449

Total operating expenses	96,518	39,140

Income (loss) from operations	2,605	(320)
Interest on outstanding debt	1,865	—
Amortization of deferred financing costs	222	—
Interest income	135	180
Other expense, net	360	62

Income (loss) before income taxes	293	(202)
Provision for income taxes	1,300	15

Net loss	$(1,007)	$(217)

Net loss per share of common stock:
Basic	$(0.02)	$0.00
Diluted	(0.02)	0.00

Weighted average number of common shares outstanding:
Basic	58,750	46,950
Diluted	58,750	46,950

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$23,700	$25,147
Accounts receivable, net of allowances of $726 at March 31, 2006 and December 31, 2005...........................	65,804	68,017
Work in process	29,800	25,759
Other current assets	7,978	7,446

Total current assets	127,282	126,369
Property and equipment, net	13,435	14,002
Goodwill	132,194	130,982
Other intangible assets, net	43,413	45,590
Other assets	3,671	3,034
Total assets	$319,995	$319,977

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1,027	$1,195
Accounts payable	18,796	14,809
Accrued compensation and benefits	15,938	17,969
Other accrued expenses and current liabilities	25,557	26,637
Deferred revenue	7,035	8,577

Total current liabilities	68,353	69,187
Long-term debt, less current portion	90,146	90,268
Deferred income taxes, long-term	7,489	7,420
Other long-term liabilities	3,130	3,367
Total stockholders’ equity	150,877	149,735

Total liabilities and stockholders’ equity	$319,995	$319,977

Reconciliation of GAAP Net Loss to EBITDA
(UNAUDITED)

	Three Months Ended
	March 31,
	2006	2005
Net loss ........................................	$(1,007)	$(217)
Depreciation and amortization............................................	1,492	659
Amortization of acquisition-related intangible assets	2,176	9
Provision for income taxes	1,300	15
Interest on outstanding debt	1,865	—
Amortization of deferred financing costs	222	—
Interest income	(135)	(180)

EBITDA	5,913	286
Items included in net loss above
Merger, restructuring and other charges	767	449
Stock-based compensation expense for stock options impact of FAS 123 R	748	—

Reconciliation of GAAP Net Loss to Adjusted Net Income
(UNAUDITED)

	Three Months Ended
	March 31,
	2006	2005
Net loss ........................................	$(1,007)	$(217)
Items included in net loss above
Merger, restructuring and other charges	767	449
Stock-based compensation expense for stock options impact of FAS 123 R	748	—